Exhibit 99.1

LBHI	Schedule 1
Unsecured Claims Summary and Analysis
As of March 2010
($ in millions)

	Claims				Estimated
	Filed Per				Claims	Estimated
	Official				After	Allowed
	Claims		Estimated		Initial	Claims
	Register	Adj’s (1)	Claims	Adj’s (2)	Analysis	Per POR

Direct 3rd Party Claims filed against LBHI	$170,373	$0	$170,373	$12,176	$182,549	$101,604	(3)

LBHI Intercompany Payables to Affiliates	68,742	10,592	79,334	(22,952)	56,382	42,966	(4)

Guarantee Claims filed by 3rd Parties of Affiliates against LBHI	254,976	0	254,976	(112,441)	142,535	94,138	(5)

Guarantee Claims filed by Affiliates against LBHI	201,467	113,123	314,590	(90,672)	223,918	21,186	(6)

Total	$695,558	$123,715	$819,273	$(213,889)	$605,384	$259,894

A review of claims both on a substantive basis and for purposes of plan classification is ongoing. Notwithstanding best efforts, given the volume of claims, the documentation supporting those claims and the fact that many claims have been (i) filed in unliquidated amounts, (ii) filed without any supporting documentation, (iii) filed without sufficient documentation and/or (iv) filed without properly identifying the basis for their claim (i.e. claimants asserting either guarantee or or derivative claims but not completing or incorrectly completing the required box on proof of claim form, claimants asserting secured or priority claims with no support for such assertions, etc.), it is likely and expected that claims or portions of claims will be disallowed or reclassified with respect to priority and/or plan class. Such disallowances and reclassifications will affect, and may materially affect, the analysis presented herein.

(1) Upward adjustment to claim amounts that appear to have been incorrectly omitted from the Official Claims Register. The Debtors will work with the Official Claims Agent to update the Official Claims Register as appropriate.

(2) Adjustments to capture certain (i) claims believed to be duplicative of earlier-filed claims or amended by later-filed claims, (ii) upward adjustments to estimate certain liquidated amounts for claims filed without specific liquidated amounts, and (iii) obvious over-statements.

(3) Notwithstanding the requirements in the bar date order, many claims have either been filed without specification of a Debtor or have been filed against what appears to be the incorrect Debtor. To the extent that such claims are later determined to be properly asserted against LBHI or , conversely, that claims asserted against LBHI are determined to be properly asserted against other Debtors, the numbers reflected herein will vary and may vary materially. The amount reflected above is based on the Debtor’s review of 3rd party liaibilities per the LBHI 9-14-08 and 6-30-09 financial statements.

(4) Represents LBHI net intercompany payable as of 9-14-08 except for LB Treasury which was compromised by 50% of the net intercompany payable.

(5) See Schedule 2.

(6) See Schedule 3.

LBHI	Schedule 2
Classes 7A to 7R
Guarantee Claims Filed by 3rd Parties of Affiliates
As of March 2010
($ in millions)

Class 7	Affiliate	Estimated Claims After Initial Analysis	Allowed Pursuant to Plan

7A	LBSF	$41,552	$15,861	(1)
7B	LBCS	2,776	2,776
7C	LBCC	353	353
7D	LOTC	310	310
7E	LBDP	702	201	(1)
7F	LCPI	1,162	1,162
7G	LB International (Europe)	18,203	18,203
7H	Lehman Brothers Limited	4,477	2,439	(2)
7I	Lehman Brothers Treasury Co. B.V.	28,159	26,411	(2)
7J	Lehman Brothers Bankhaus AG	37,829	19,410	(2)
7K	Lehman Brothers Finance S.A.	2,763	2,763
7L	Lehman Brothers Securities NV	746	746
7M	Lehman Brothers Japan Inc.	410	410
7N	Lehman Brothers Holdings Japan Inc.	1,289	1,289
7O	Sunrise Finance Co.	622	622
7P	LB Commercial Corp Asia Ltd	142	142
7Q	LBI	748	748
7R	Schedule 5 (per POR) Affiliates	292	292

	Total	$142,535	$94,138

The claim numbers presented herein relate to the claims estimates provided in Schedule 1 and, as such, the reader should review Schedule 1 and the accompanying notes in conjunction with any review of this Schedule 2.

(1) Based on Debtor’s review of affiliate 3rd party liabilities per the affiliate’s 9-14-08 financial statements and the addition of a 1 times liability provision for estimated ISDA claims over the Affiliate derivative liabilities.

(2) Based on Debtor’s review of affiliate 3rd party liabilities per the affiliate’s 9-14-08 financial statements.

LBHI	Schedule 3
Class 8
Guarantee Claims Filed by Affiliates
As of March 2010
($ in millions)

Affiliate	Estimated Guarantee Claims filed by Affiliates (1)

LBSF	$8,340
LBCS	1,176
LBCC	1,005
LOTC	52
LCPI	1,004
LB International (Europe)	73,567
Lehman Brothers Europe Limited	1,457
Lehman Brothers Limited	2,071
Lehman Brothers UK Holdings Limited	1,938
LBIE Affiliates (5)	123
Lehman Brothers Treasury Co. B.V.	39
Lehman Brothers Bankhaus AG	24,410
Lehman Brothers Finance S.A.	58,304
Lehman Brothers Securities NV	283
Lehman Brothers Japan Inc.	22,794
Lehman Brothers Holdings Japan Inc.	314
Lehman Brothers Finance (Japan) Inc.	289
Other LBJ affiliates	39
LB Asia Holdings Limited	4,807
LB Commercial Corp Asia Ltd	1,599
LB Securities Asia Limited	1,740
Lehman Brothers Asia Ltd	780
LBAH & LBCCA affiliates (3)	221
LB Finance Asia PTE Ltd	161
LB (Pte) Ltd.	14
Other Singapore affiliates (7)	88
LB (Luxembourg) SA	418
LB Equity Finance (Lux)	103
LBI	11,000
LB RE	1,050
LB Australia	107
Misc. Affiliates	4,624

Total	$223,917

Allowed Pursuant to Plan	$21,186

The claim numbers presented herein relate to the claims estimates provided in Schedule 1 and, as such, the reader should review Schedule 1 and the accompanying notes in conjunction with any review of this Schedule 3.

(1) Based on Debtor’s preliminary review of guarantee claims filed by affiliates. Includes amounts for claims not picked up by EPIQ summary and adjustments for amended claims, duplicate claims, obvious adjustments, and estimates for certain unliquidated claims. Also, includes estimates for LBSF, LBCS, LBCC, LOTC, LCPI and other affiliates under LBHI’s control not yet required to file proofs of claim.